Exhibit 99.1

Amber Road Announces First Quarter 2017 Financial Results

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--May 8, 2017--Amber Road, Inc. (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the first quarter ended March 31, 2017.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “We are off to a strong start to 2017. We are benefiting from the strategic investments we have made over the past several years to grow our global footprint, focus on verticals demonstrating exceptional demand, expand our product offerings, and extend our competitive differentiation with more trade content that is integrated to our software. Our flexible platform provides our customers with the capability to adapt to the ever-changing global supply chain and manage their global business more effectively. We are building momentum and are well positioned for a strong year.”

First Quarter 2017 Financial Highlights

Revenue

  Total revenue was $18.6 million, an increase compared to $17.0 million for the comparable period of 2016.
  Subscription revenue was $13.9 million, an increase compared to $12.4 million for the comparable period of 2016.
  Professional services revenue was $4.7 million, an increase compared to $4.5 million for the comparable period of 2016.

Operating Loss

  GAAP operating loss was $(4.0) million, compared to $(5.4) million for the comparable period of 2016.
  Non-GAAP adjusted operating loss(1) was $(2.7) million, compared to $(3.7) million for the comparable period of 2016.

Net Loss

  GAAP net loss was $(4.4) million, compared to $(5.7) million for the comparable period of 2016.
  GAAP basic and diluted net loss per common share was $(0.16), compared to $(0.22) for the comparable period of 2016, based on 27.2 million and 26.4 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss(1) was $(3.2) million, compared to $(4.0) million for the comparable period of 2016.
  Non-GAAP adjusted net loss per common share was $(0.12), compared to $(0.15) for the comparable period of 2016, based on 27.2 million and 26.4 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $(1.2) million for the three months ended March 31, 2017 and $(2.1) million for the comparable period of 2016.

Balance Sheet and Cash Flow

  Cash and cash equivalents at March 31, 2017 totaled $15.0 million, compared to $15.4 million at December 31, 2016.
  Cash provided by operating activities was $0.8 million for the three months ended March 31, 2017, compared to cash provided by operating activities of $3.1 million for the three months ended March 31, 2016.

A reconciliation of GAAP operating loss and net loss to Non-GAAP adjusted operating loss and net loss, of GAAP net loss to Adjusted EBITDA and of GAAP total revenue to Non-GAAP total revenue has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 8, 2017, Amber Road is issuing guidance for the second quarter and full year 2017. Refer to the reconciliation of GAAP guidance to non-GAAP guidance tables at the end of this release for details on non-GAAP adjustments.

Second Quarter 2017:

  Total revenue is expected to be in the range of $19.4 million to $20.0 million.
  Non-GAAP adjusted operating loss(1) is expected to be in the range of $(3.8) million to $(3.2) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of $(0.16) to $(0.14). This assumes 27.5 million basic and diluted shares outstanding.

Full Year 2017:

  Total revenue is expected to be in the range of $80.3 million to $83.3 million.
  Non-GAAP adjusted operating loss(1) is expected to be in the range of $(10.0) million to $(7.0) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of $(0.44) to $(0.33). This assumes 28.0 million basic and diluted shares outstanding.

Endnotes:

(1) For 2017, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation and change in fair value of contingent consideration liability. For 2016, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation, change in fair value of contingent consideration liability, purchase accounting deferred revenue adjustment, acquisition compensation costs and acquisition related costs.

Conference Call Information

Amber Road will host a conference call on Monday, May 8, 2017 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s first quarter financial results and its business outlook. To access this call, dial (877)-723-9521 (domestic) or (719) 325-4804 (international). The conference ID is 3423921. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available until May 15, 2017 at (844)-512-2921 (domestic) or (412)-317-6671 (international). The replay pass code is 3423921. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to improve the way companies manage their international supply chains and conduct global trade. As a leading provider of cloud based global trade management (GTM) solutions, we automate the global supply chain across sourcing, logistics, cross-border trade and regulatory compliance activities to dramatically improve operating efficiencies and financial performance. This includes collaborating with suppliers on development, sourcing and quality assurance; executing import and export compliance checks and generating international shipping documentation; booking international carriers and tracking goods as they move around the world; and minimizing the associated duties through preferential trade agreements and foreign trade zones. Our solution combines enterprise-class software, trade content sourced from government agencies and transportation providers in 147 countries, and a global supply chain network connecting our customers with their trading partners, including suppliers, testing/auditing firms, freight forwarders, customs brokers and transportation carriers. We deliver our GTM solution using a Software-as-a-Service (SaaS) model and leverage a highly flexible technology framework to quickly and efficiently meet our customers’ unique requirements around the world. For more information, please visit www.AmberRoad.com, email Solutions@AmberRoad.com or call 201-935-8588.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided non-GAAP financial measures and non-GAAP guidance within this press release including non-GAAP adjusted operating and net loss, adjusted EBITDA and non-GAAP total revenue, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, net loss to adjusted EBITDA and GAAP total revenue to Non-GAAP total revenue. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, changes in the fair value of contingent consideration liability, purchase accounting adjustment to deferred revenue, acquisition compensation costs and acquisition related costs. Non-GAAP total revenue is defined as GAAP total revenue before purchase accounting adjustments as a result of an acquisition. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the Company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA, and GAAP total revenue to non-GAAP total revenue, has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only our current expectations and beliefs, and therefore, contain risks and uncertainties about future events or our future financial performance, including, but not limited to, achieving revenue from bookings, closing business from the sales pipeline, new customer deployments and maintaining these relationships, the ability to reduce operating losses and use of cash, and attaining profitability. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our annual, periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$15,014,839	$15,408,133
Accounts receivable, net	15,881,759	19,661,156
Unbilled receivables	716,029	314,328
Deferred commissions	4,346,749	4,420,632
Prepaid expenses and other current assets	2,126,843	1,719,612
Total current assets	38,086,219	41,523,861
Property and equipment, net	10,581,662	9,978,255
Goodwill	43,866,209	43,907,017
Other intangibles, net	5,807,405	6,148,820
Deferred commissions	7,519,549	8,046,664
Deposits and other assets	958,880	884,471
Total assets	$106,819,924	$110,489,088
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,827,168	$2,724,591
Accrued expenses	13,246,144	14,127,304
Current portion of capital lease obligations	1,464,137	1,155,964
Deferred revenue	35,185,576	34,464,264
Current portion of term loan, net of discount	714,391	593,336
Total current liabilities	52,437,416	53,065,459
Capital lease obligations, less current portion	1,920,268	1,276,700
Deferred revenue, less current portion	2,267,857	2,135,620
Term loan, net of discount, less current portion	13,281,435	13,614,514
Revolving credit facility	6,000,000	6,000,000
Other noncurrent liabilities	1,733,908	1,825,317
Total liabilities	77,640,884	77,917,610
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding 27,056,052 and 26,926,268 shares at March 31, 2017 and December 31, 2016, respectively	27,055	26,926
Additional paid-in capital	190,061,757	188,811,896
Accumulated other comprehensive loss	(1,566,024)	(1,336,792)
Accumulated deficit	(159,343,748)	(154,930,552)
Total stockholders’ equity	29,179,040	32,571,478
Total liabilities and stockholders’ equity	$106,819,924	$110,489,088

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
Subscription	$13,901,308	$12,438,984
Professional services	4,653,248	4,525,688
Total revenue	18,554,556	16,964,672
Cost of revenue (1):
Cost of subscription revenue	5,380,028	5,049,875
Cost of professional services revenue	4,021,746	3,967,701
Total cost of revenue	9,401,774	9,017,576
Gross profit	9,152,782	7,947,096
Operating expenses (1):
Sales and marketing	5,803,386	5,495,541
Research and development	3,535,415	3,887,996
General and administrative	3,806,707	3,998,636
Total operating expenses	13,145,508	13,382,173
Loss from operations	(3,992,726)	(5,435,077)
Interest income	805	21,628
Interest expense	(235,168)	(200,380)
Loss before income taxes	(4,227,089)	(5,613,829)
Income tax expense	186,107	72,354
Net loss	$(4,413,196)	$(5,686,183)

Net loss per common share:
Basic and diluted	$(0.16)	$(0.22)
Weighted-average common shares outstanding:
Basic and diluted	27,238,887	26,440,343

(1) Includes stock-based compensation as follows:
	Three Months Ended March 31,
	2017	2016
Cost of subscription revenue	$203,272	$207,711
Cost of professional services revenue	119,764	121,692
Sales and marketing	210,718	202,244
Research and development	283,638	266,015
General and administrative	408,243	550,859
	$1,225,635	$1,348,521

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(4,413,196)	$(5,686,183)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,553,214	1,683,162
Bad debt expense	195,889	174,221
Stock-based compensation	1,225,635	1,348,521
Acquisition related deferred compensation	—	283,977
Changes in fair value of contingent consideration liability	18,525	(20,000)
Accretion of debt discount	11,177	15,729
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	3,187,957	3,608,775
Prepaid expenses and other assets	169,675	(215,749)
Accounts payable	(978,355)	71,753
Accrued expenses	(938,082)	671,913
Other liabilities	(91,416)	220,323
Deferred revenue	852,333	897,943
Net cash provided by operating activities	793,356	3,054,385
Cash flows from investing activities:
Capital expenditures	(11,014)	(87,003)
Addition of capitalized software development costs	(473,797)	(721,048)
Cash paid for deposits	(18,008)	—
Decrease in restricted cash	—	113,094
Net cash used in investing activities	(502,819)	(694,957)
Cash flows from financing activities:
Proceeds from revolving line of credit	6,000,000	3,250,000
Payments on revolving line of credit	(6,000,000)	(5,000,000)
Payments on term loan	(187,500)	(93,750)
Debt financing costs	(35,701)	—
Repayments on capital lease obligations	(367,365)	(401,131)
Proceeds from the exercise of stock options	24,355	135,756
Net cash used in financing activities	(566,211)	(2,109,125)
Effect of exchange rate on cash and cash equivalents	(117,620)	(504,970)
Net decrease in cash and cash equivalents	(393,294)	(254,667)
Cash and cash equivalents at beginning of period	15,408,133	17,854,523
Cash and cash equivalents at end of period	$15,014,839	$17,599,856

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net loss	$(4,413,196)	$(5,686,183)
Depreciation and amortization expense	1,553,214	1,683,162
Interest expense	235,168	200,380
Interest income	(805)	(21,628)
Income tax expense	186,107	72,354
EBITDA	(2,439,512)	(3,751,915)
Stock-based compensation	1,225,635	1,348,521
Change in fair value of contingent consideration liability	18,525	(20,000)
Purchase accounting deferred revenue adjustment	—	69,095
Acquisition compensation costs	—	283,977
Acquisition related costs	—	5,420
Adjusted EBITDA	$(1,195,352)	$(2,064,902)

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Total revenue	$18,554,556	$16,964,672
Purchase accounting deferred revenue adjustment	—	69,095
Non-GAAP total revenue	$18,554,556	$17,033,767

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net loss	$(4,413,196)	$(5,686,183)
Stock-based compensation	1,225,635	1,348,521
Change in fair value of contingent consideration liability	18,525	(20,000)
Purchase accounting deferred revenue adjustment	—	69,095
Acquisition compensation costs	—	283,977
Acquisition related costs	—	5,420
Non-GAAP adjusted net loss	$(3,169,036)	$(3,999,170)

Adjusted non-GAAP net loss per common share:
Basic and diluted	$(0.12)	$(0.15)

Weighted-average common shares outstanding:
GAAP weighted average number of common shares outstanding - basic and diluted	27,238,887	26,440,343

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Loss from operations	$(3,992,726)	$(5,435,077)
Stock-based compensation	1,225,635	1,348,521
Change in fair value of contingent consideration liability	18,525	(20,000)
Purchase accounting deferred revenue adjustment	—	69,095
Acquisition compensation costs	—	283,977
Acquisition related costs	—	5,420
Non-GAAP adjusted loss from operations	$(2,748,566)	$(3,748,064)

Based on information available as of May 8, 2017, the following tables show 2017 GAAP guidance reconciled to non-GAAP guidance for the second quarter and full year 2017 as indicated below (numbers in millions, except per share data):

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations Guidance
(Unaudited)

	Second Quarter 2017		Full Year 2017
	Low	High	Low	High
Loss from operations	$(5.3)	$(4.7)	$(15.5)	$(12.5)
Stock-based compensation	1.5	1.5	5.5	5.5
Non-GAAP adjusted loss from operations	$(3.8)	$(3.2)	$(10.0)	$(7.0)

Reconciliation of Net Loss per Share to Non-GAAP Adjusted Net Loss per Share Guidance (1)
(Unaudited)

	Second Quarter 2017		Full Year 2017
	Low	High	Low	High
Net loss per share, basic and diluted	$(0.21)	$(0.19)	$(0.64)	$(0.53)
Stock-based compensation	0.05	0.05	0.20	0.20
Non-GAAP adjusted net loss per share, basic and diluted	$(0.16)	$(0.14)	$(0.44)	$(0.33)

(1) This assumes weighted average shares outstanding - basic and diluted	27.5	27.5	28.0	28.0

CONTACT:
Investor Relations Contact
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road Contacts
Annika Helmrich (US & Canada), +1 201-806-3656
AnnikaHelmrich@AmberRoad.com
or
Martijn van Gils (Europe & Asia), +31 858769534
MartijnvanGils@AmberRoad.com